Exhibit 10.1

Mutual Termination Agreement

Effective Date: August 31st, 2024 (“Termination Effective Date”)

This Mutual Termination Agreement is entered into by and between:

i:	DoubleDown Interactive Co., Ltd., a corporation organized and existing under the laws of the Republic of Korea (“DDI-K”) and:

ii:	DoubleDown Interactive LLC, a limited liability company organized and existing under the laws of the State of Washington (“DDI-US”)

Collectively, as the “Parties.”

Reference is made to the Game Development Agreement dated November 9th, 2023 between DDI-K and DDI-US (the “Agreement”).

The Parties have now mutually agreed to terminate the Agreement as of the Termination Effective Date.

Service Fee Payments (as defined in the Agreement) shall be settled within forty-five (45) days from the date of execution of this Mutual Termination Agreement.

IN WITNESS WHEREOF, Parties have executed this Mutual Termination Agreement as of the following date.

October 4, 2024

DOUBLEDOWN INTERACTIVE CO., LTD.

By:	/s/ In Keuk Kim
Name: In Keuk Kim
Title: Chief Executive Officer

DOUBLEDOWN INTERACTIVE LLC

By:	/s/ Joseph Sigrist
Name: Joseph Sigrist
Title: Chief Finance Officer